UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

NorthStar Real Estate Income Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-54671 (Commission File Number)	26-4141646 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 30, 2014, NorthStar Real Estate Income Trust, Inc.’s (“NorthStar Income”) sponsor, NorthStar Realty Finance Corp. (“NorthStar Realty”), completed the previously announced spin-off (the “Spin-Off”) of its asset management business into NorthStar Asset Management Group Inc. (“NSAM”), a separate public company with its shares of common stock listed on the New York Stock Exchange under the ticker symbol “NSAM”.

Following the completion of the Spin-Off and the related events described below, NSAM will own and operate NorthStar Realty’s asset management business and NSAM and its affiliates will sponsor and manage the non-traded REITs previously sponsored and managed by NorthStar Realty, including NorthStar Income, NorthStar Healthcare Income, Inc., NorthStar Real Estate Income II, Inc. and other non-traded companies that NSAM may sponsor in the future.

Item 1.01    Entry into a Material Definitive Agreement.

In connection with the Spin-Off, on June 30, 2014, NorthStar Income, NorthStar Real Estate Income Trust Operating Partnership, LP (the “Operating Partnership”), NSAM and NSAM J-NSI Ltd, a subsidiary of NSAM (the “New Advisor”), entered into a new advisory agreement (the “New Advisory Agreement”), pursuant to which the New Advisor manages the day-to-day activities of NorthStar Income and implements NorthStar Income’s investment strategy. The appointment of the New Advisor and the entering into the New Advisory Agreement were approved by NorthStar Income’s board of directors, including the independent directors.

Upon completion of the Spin-Off, the existing employees of NorthStar Realty became employees of NSAM, certain of which, including executive officers, employees engaged in NorthStar Realty’s existing loan origination business and certain other employees, will be co-employees of NSAM and NorthStar Realty. As a result, NorthStar Income will have access to the same personnel and resources that it had prior to the Spin-Off.

The terms of the New Advisory Agreement are substantially the same as those that were in effect prior to the Spin-Off under the Prior Advisory Agreement (as defined below), a description of which is included in NorthStar Income’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2013 and is incorporated herein by reference.

The Amended and Restated Advisory Agreement (the “Prior Advisory Agreement”), by and among NorthStar Income, the Operating Partnership, NS Real Estate Income Trust Advisor, LLC (the “Prior Advisor”) and NorthStar Realty, dated as of March 17, 2010, as amended, pursuant to which the Prior Advisor managed the day-to-day activities of NorthStar Income and implemented NorthStar Income’s investment strategy, has been terminated, as described below in Item 1.02 of this Current Report on Form 8-K.

In connection with the termination of the Prior Advisory Agreement, NorthStar Income, the Prior Advisor and NorthStar OP Holdings, LLC, all of which are parties to the limited partnership agreement of the Operating Partnership (the “Partnership Agreement”), agreed that such termination did not constitute a Termination Event (as defined in the Partnership Agreement) and did not trigger the redemption of the Special Limited Partnership Units (as defined in the Partnership Agreement) pursuant to the Partnership Agreement. In addition, the parties to the Partnership Agreement agreed that the term “Advisory Agreement” in the Partnership Agreement shall mean the New Advisory Agreement. On June 30, 2014, the parties to the Partnership Agreement entered into an amendment to the Partnership Agreement reflecting the foregoing.

The foregoing description of the New Advisory Agreement is qualified in its entirety by the New Advisory Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.

In connection with the Spin-Off, on June 30, 2014, NorthStar Income provided notice to the Prior Advisor and NorthStar Realty of the termination without cause of the Prior Advisory Agreement. The Prior Advisor and NorthStar Realty waived the notice period provided for in the Prior Advisory Agreement and consequently, the Prior Advisor ceased all activities under the Prior Advisory Agreement effective upon completion of the Spin-Off.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Advisory Agreement by and among NorthStar Real Estate Income Trust, Inc., NorthStar Real Estate Income Trust Operating Partnership, LP, NorthStar Asset Management Group Inc. and NSAM J-NSI Ltd dated as of June 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Real Estate Income Trust, Inc.

Date: July 1, 2014	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1
Advisory Agreement by and among NorthStar Real Estate Income Trust, Inc., NorthStar Real Estate Income Trust Operating Partnership, LP, NorthStar Asset Management Group Inc. and NSAM J-NSI Ltd dated as of June 30, 2014.